Exhibit 1.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY NEW GOLD INC. TO ACQUIRE ALL OUTSTANDING COMMON SHARES (INCLUDING ASSOCIATED RIGHTS UNDER THE SHAREHOLDER RIGHTS PLAN) OF RAINY RIVER RESOURCES LTD.

NOTICE OF GUARANTEED DELIVERY

for the deposit of Shares and SRP Rights

of

RAINY RIVER RESOURCES LTD.

under the Offer dated June 18, 2013 made by

NEW GOLD INC.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON JULY 24, 2013 (THE “EXPIRY TIME”) UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

1.              YOU WISH TO ACCEPT THE OFFER BUT YOUR COMMON SHARE CERTIFICATE(S)/DRS ADVICE (OR RIGHTS CERTIFICATE(S), IF APPLICABLE) ARE NOT IMMEDIATELY AVAILABLE;

2.              YOU ARE NOT ABLE TO DELIVER YOUR COMMON SHARE CERTIFICATE(S)/DRS ADVICE (OR RIGHTS CERTIFICATE(S), IF APPLICABLE) ALONG WITH ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME; OR

3.              THE SEPARATION TIME HAS OCCURRED BUT YOU HAVE NOT YET RECEIVED YOUR RIGHTS CERTIFICATE(S).

This Notice of Guaranteed Delivery must be used to accept the offer dated June 18, 2013 (the “Offer”) made by New Gold Inc. (“New Gold”) to purchase all of the issued and outstanding common shares (the “Shares”) of Rainy River Resources Ltd. (“Rainy River”), including all Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time, including upon the exercise of Options or Warrants (as such terms are defined in the Offer and Circular, as defined below) or any other outstanding rights, together with any SRP Rights (as such term is defined in the Offer and Circular) attached to such Shares pursuant to the Shareholder Rights Plan (as such term is defined in the Offer and Circular), if certificate(s)/DRS Advice representing the Shares and/or if the Separation Time has occurred prior to the Expiry Time, certificate(s) evidencing the SRP Rights (the “Rights Certificates”) to be deposited are not immediately available or if the holder (the “Shareholder”) is not able to deliver the certificate(s)/DRS Advice and all other required documents to Computershare Trust Company of Canada (the “Depositary”) at or prior to the Expiry Time at its office specified below.

Pursuant to the Offer, Shareholders may elect to receive, for each Share held, either (a) $3.83 in cash (the “Cash Option”) or (b) 0.5 of a common share (each whole common share, a “New Gold Share”) of New Gold (the “Share Option”), in each case subject to pro ration as described in the Offer and Circular. Each Shareholder may elect the Cash Option or the Share Option in respect of all of such Shareholder’s Shares deposited under the Offer. A Shareholder may not apportion such Shareholder’s Shares between the consideration alternatives.

A SHAREHOLDER DELIVERING A NOTICE OF GUARANTEED DELIVERY MUST ELECT ONE OF THE CONSIDERATION ALTERNATIVES IN BOX 3 BELOW. A SHAREHOLDER WHO FAILS TO PROPERLY MAKE THE ELECTION IN BOX 3 BELOW WILL BE DEEMED TO HAVE ELECTED THE CASH OPTION FOR ALL OF SUCH SHAREHOLDER’S SHARES DEPOSITED UNDER THE OFFER. IF A SHAREHOLDER DELIVERS THIS NOTICE OF GUARANTEED DELIVERY IN RESPECT OF SHARES TO BE DEPOSITED WITH A LETTER OF TRANSMITTAL, THE ELECTION (OR DEEMED ELECTION) MADE IN THIS NOTICE OF GUARANTEED DELIVERY AS TO THE CONSIDERATION TO BE RECEIVED UNDER THE OFFER WILL SUPERSEDE ANY ELECTION MADE IN A LETTER OF TRANSMITTAL.

The maximum amount of cash available under the Offer is approximately $198 million and the maximum number of New Gold Shares available for issuance under the Offer is approximately 25.8 million New Gold Shares (based on the number of Shares outstanding on a fully-diluted basis as at May 30, 2013). If all Shareholders deposited their Shares and elected the Cash Option or all Shareholders deposited their Shares and elected the Share Option, each Shareholder would be entitled to receive approximately $1.91 in cash and 0.25 of a New Gold Share for each Share deposited, subject to adjustment for fractional shares.

The terms and conditions of the Offer and the Letter of Transmittal are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and related circular dated June 18, 2013 (the “Offer and Circular”) have the respective meanings ascribed thereto in the Offer and Circular. All dollar references in this Notice of Guaranteed Delivery refer to Canadian dollars, except where otherwise indicated.

Questions or requests for assistance in accepting the Offer, completing this Notice of Guaranteed Delivery and depositing Shares (including associated SRP Rights) with the Depositary may be directed to the Depositary or the Information Agent. Their contact details are provided at the end of this document. Shareholders whose Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact that nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Shares (including associated SRP Rights) under the Offer.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

If a Shareholder wishes to deposit Shares under the Offer and (i) the certificate(s)/DRS Advice representing the Shares and/or if the Separation Time has occurred prior to the Expiry Time, the Rights Certificate(s) is (are) not immediately available; (ii) the certificate(s)/DRS Advice and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time; or (iii) if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, those Shares (including associated SRP Rights) may nevertheless be deposited validly under the Offer provided that all of the following conditions are met:

(a)                                 the deposit is made by or through an Eligible Institution (as defined below);

(b)                                 this Notice of Guaranteed Delivery or a manually executed facsimile hereof, properly completed and executed, including the guarantee of delivery by an Eligible Institution in the form set out below, is received by the Depositary at its office in Toronto, Ontario specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time;

(c)                                  the certificate(s)/DRS Advice representing all deposited Shares, and if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to Shareholders prior to the Expiry Time, the Rights Certificates representing the associated SRP Rights, in proper form for transfer, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and executed, with the signatures guaranteed, if required, in accordance with the instructions set out in the Letter of Transmittal and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time; and

(d)                                 if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, the Rights Certificates representing the deposited SRP Rights, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed with signatures guaranteed if so required in accordance with the instructions set out in the Letter of Transmittal, and all other documents required by the Letter of Transmittal are received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders.

An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for Shares deposited and taken up by New Gold under the Offer will be made only after timely receipt by the Depositary of: (i) certificates/DRS Advice representing such Shares (or a Book-Entry Confirmation) and, if applicable, the associated Rights Certificate(s), (ii) a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required (or, in the case of a book-entry transfer, a Book-Entry Confirmation and, in the case of DTC accounts, a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any signatures guaranteed, if so required, or an Agent’s Message in lieu of a Letter of Transmittal), and (iii) all other documents required by the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time (except with respect to Rights Certificates if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, in which case receipt must be made by the Depositary, at its office set out herein, on or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders). If the Separation Time occurs prior to the Expiry Time, then a deposit of Shares constitutes an agreement by the undersigned to deliver, for no additional consideration, one or more Rights Certificates representing SRP Rights equal in number to the number of Shares deposited under the Offer. New Gold reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive from the undersigned prior to taking up Shares for payment under the Offer, one or more Rights Certificates representing SRP Rights equal in number to the Shares deposited by the undersigned.

The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by New Gold or the Depositary on the purchase price of the Shares purchased by New Gold under the Offer, regardless of any delay in making such payment, and that the consideration for the Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Shares delivered to the Depositary prior to the Expiry Time, even if the certificate(s) /DRS Advice representing all of the deposited Shares and, if applicable, the associated SRP Rights, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”, are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Shares is not made, until after the take-up and payment for the Shares under the Offer.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is, to the extent permitted by applicable Laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AT ITS OFFICE SPECIFIED BELOW AT OR PRIOR TO THE EXPIRY TIME AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND THE LETTER OF TRANSMITTAL AND ACCOMPANYING CERTIFICATE(S)/DRS ADVICE REPRESENTING SHARES AND ALL OTHER REQUIRED DOCUMENTS TO ANY OFFICE OTHER THAN THE OFFICE OF THE DEPOSITARY SPECIFIED BELOW DOES NOT CONSTITUTE DELIVERY FOR PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

By Mail:	By Hand or by Courier:	By Facsimile Transmission:

P.O. Box 702 31 Adelaide Street East Toronto, Ontario M5C 3H2	100 University Avenue 8th Floor Toronto, Ontario M5J 2Y1	(905) 771-4082

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S)/DRS ADVICE TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S)/DRS ADVICE AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES/DRS ADVICE REPRESENTING SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES/DRS ADVICE FOR SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

TO:	NEW GOLD INC.

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA

The undersigned hereby deposits with New Gold, upon the terms and subject to the conditions set forth in the Offer and Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

Box 1
SHARES
(Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)

Certificate Number(s)/DRS Advice Statement Number(s) (if available)	Name(s) in which Share(s) is (are) Registered (fill in exactly as name(s) appear(s) on certificate(s)/DRS Advice)	Number of Shares Represented by Certificate(s)/DRS Advice	Number of Shares Deposited*

TOTAL:

*Unless otherwise indicated, the total number of Shares evidenced by all certificates/DRS Advice delivered with a Letter of Transmittal will be deemed to have been deposited.

Shareholders are required to deposit one SRP Right for each Share in order to effect a valid deposit of such Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. No additional payment will be made for the SRP Rights and no amount of the consideration to be paid by New Gold will be allocated by New Gold to the SRP Rights.

Box 2
SRP RIGHTS*
(Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)

Certificate Number(s) (if available)	Name(s) in which Share(s) is (are) Registered (fill in exactly as name(s) appear(s) on certificate(s))	Number of SRP Rights Represented by Certificate(s)	Number of SRP Rights Deposited**

TOTAL:

*Need not be completed if the Separation Time has not occurred prior to the Expiry Time.

**Unless otherwise indicated, the total number of SRP Rights evidenced by all certificates delivered with a Letter of Transmittal will be deemed to have been deposited.

Box 3

ELECTION FOR CASH OR NEW GOLD SHARES
(Shareholders must choose only ONE of the Alternatives below.)

Under the Offer, the undersigned may elect the Cash Option or the Share Option with respect to all Deposited Shares (as defined in the Letter of Transmittal). The undersigned may not apportion the Deposited Shares between the Cash Option and the Share Option. The undersigned hereby elects as follows:

☐                 ALTERNATIVE A: CASH OPTION

Shareholders that check this box will receive $3.83 cash for each Share deposited under the Offer (subject to pro ration, as described in the Offer and Circular).

OR

☐                 ALTERNATIVE B: SHARE OPTION

Shareholders that check this box will receive 0.5 of a New Gold Share for each Share deposited under the Offer (subject to pro ration, as described in the Offer and Circular).

If the undersigned fails to properly elect one of the Alternatives set out above, the undersigned will be deemed to have elected the Cash Option for all of the Deposited Shares.

No fractional New Gold Shares will be issued under the Offer. Any Shareholder who would otherwise be entitled to receive a fractional New Gold Share will receive the applicable number of New Gold Shares, rounded down to the nearest whole number, and cash in lieu of the fractional New Gold Share, rounded down to the nearest whole cent.

IF A SHAREHOLDER DELIVERS THIS NOTICE OF GUARANTEED DELIVERY IN RESPECT OF SHARES TO BE DEPOSITED WITH A LETTER OF TRANSMITTAL, THE ELECTION (OR DEEMED ELECTION) MADE IN THIS NOTICE OF GUARANTEED DELIVERY AS TO THE CONSIDERATION TO BE RECEIVED UNDER THE OFFER WILL SUPERSEDE ANY ELECTION MADE IN A LETTER OF TRANSMITTAL.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code / Zip Code

Daytime Telephone Number

Box 4

TAX ELECTION

To be completed by an Eligible Holder if such Eligible Holder has an interest in making and filing an income tax election (a “Tax Election”) pursuant to subsection 85(1) or 85(2) of the Income Tax Act (Canada) (and in each case, where applicable, the corresponding provisions of any applicable provincial income tax legislation) with respect to the transfer of its Shares to New Gold pursuant to the Offer.

For information as to whether you should make a Tax Election, please see the Circular under the heading “Certain Canadian Federal Income Tax Considerations – Residents of Canada – Disposition of Shares Under the Offer – Exchange of Shares for New Gold Shares Only or a Combination of New Gold Shares and Cash – Tax Election”.

Compliance with the requirements to ensure a valid election is filed under subsection 85(1) or (2) of the Tax Act (and, where applicable, a valid election is filed under the corresponding provisions of any applicable provincial tax legislation) will be the sole responsibility of the Eligible Holder making such election, and such Eligible Holder will be solely responsible for the payment of any taxes, interest, penalties, damages or expenses arising in respect of any late filed Tax Election.  Accordingly, New Gold will not be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete any election form or to properly file it within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial tax legislation). New Gold reserves the right not to execute and return to a Shareholder for filing any tax election form sent to it that is not fully completed and signed by an Eligible Holder.  Any Eligible Holder who does not ensure that the duly completed election forms have been received by New Gold on or before the day that is 45 days after the Take-Up Date for the Shares will not be able to benefit from the rollover provisions in section 85 of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation).

By checking the box below, the undersigned (i) represents that the Shareholder depositing the Deposited Shares is an Eligible Holder, (ii) acknowledges that it is the Shareholder’s responsibility to complete the appropriate tax election form(s) and send two copies of the completed election form(s) to New Gold in accordance with the procedures set out in the tax instruction letter (which can be obtained from the New Gold website at www.newgold.com) on or before 45 days after the Take-Up Date for the Shares, and (iii) acknowledges that it is the Shareholder’s responsibility to file the tax election form with the Canada Revenue Agency (and, where applicable, any provincial tax authority) once it is returned to the Shareholder by New Gold and pay any applicable late filing penalties.

☐                                   Check here if you are an Eligible Holder and you wish to further elect to make a joint tax election with New Gold under subsection 85(1) or (2) of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation). It is the Eligible Holder’s responsibility to take the steps required to make a valid tax election.

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s)/DRS Advice representing the Shares deposited hereby, in proper form for transfer together with delivery of a properly completed and executed Letter of Transmittal in the form accompanying the Offer and Circular, or an originally signed facsimile copy thereof, and all other documents required by the Letter of Transmittal, all on or before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name

Postal / Zip Code	Title

Area Code and Telephone Number	Date

This Depositary for the Offer is:

By Mail	By Hand or by Courier	By Facsimile Transmission

P.O. Box 702 31 Adelaide Street East Toronto, Ontario M5C 3H2 Attention: Corporate Actions	100 University Avenue 8th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions	(905) 771-4082

Toll Free: 1-800-564-6253
E-mail: corporateactions@computershare.com

The Information Agent for the Offer is:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-888-518-6796

E-mail: contactus@kingsdaleshareholder.com

Facsimile: (416) 867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: (416) 867-2272

Any questions or requests for assistance or additional copies of the Offer and Circular, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Depositary or the Information Agent at the telephone numbers and locations set out above. Shareholders may also contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance concerning the Offer.